As filed with the Securities and Exchange Commission on August 11, 1997.

                                               File No. 333-_____

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                        AARON RENTS, INC.
        (Exact Name of Issuer as Specified in its Charter)

                      Georgia                            58-0687630
          (State or Other Jurisdiction of             (I.R.S. Employer
           Incorporation or Organization)              Identification
                                                          Number)
                     309 E. Paces Ferry Road
                   Atlanta, Georgia  30305-2377
      (Address and Zip Code of Principal Executive Offices)

   AARON RENTS, INC. 1996 STOCK OPTION AND INCENTIVE AWARD PLAN
                     (Full Title of the Plan)

                     Keith C. Groen, Esquire
               Vice President, Legal and Secretary
                        AARON RENTS, INC.
                     309 E. Paces Ferry Road
                   Atlanta, Georgia  30305-2377
                          (404) 231-0011
   (Name, Address and Telephone Number, Including Area Code, of
                        Agent for Service)

                                                         CALCULATION OF REGISTRATION FEE


=============================================================================================================
Title of                Amount to be         Proposed Maximum         Proposed Maximum          Amount of
Securities               Registered         Offering Price Per       Aggregate Offering      Registration Fee
to be Registered                                   Unit                     Price
--------------------------------------------------------------------------------------------------------------
Common Stock,         1,500,000 shares          $14.9375<F1>          $22,406,250.00<F1>         $6,789.77
$.50 par value
--------------------------------------------------------------------------------------------------------------

<F1>  Determined in accordance with Rule 457(h) under the
      Securities Act of 1933, based on $14.9375, the average of the high and low sale prices quoted on the NASDAQ National Market System on August 5, 1997.
/TABLE

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1996.

     (2)  All other reports of the Registrant filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31,
1996.

     (3) The description of Common Stock contained in the Registrant's Registration Statements filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     (4) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the
Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that remain unsold.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock registered hereby has been passed upon by Keith C. Groen, Vice President, Legal and
Secretary of the Registrant.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As provided under Georgia law, the Registrant's Amended and Restated Articles of Incorporation provide that a director shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Registrant as a director. Georgia law provides that no provision in articles of incorporation or by-laws shall eliminate or limit the liability of a director (a) for any appropriation, in violation of the director's duties, of any business opportunity of the Registrant, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper benefit.

     Under Article VII of the Registrant's Amended By-laws, the Registrant is authorized to indemnify its officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director. An officer or director may only be indemnified if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful. No officer or director who has been adjudged liable for the improper receipt of a personal benefit is entitled to indemnification.

     Any officer or director who has been wholly successful on the merits or otherwise in an action or proceeding in his official capacity is entitled to indemnification as to expenses by the Registrant as of right. All other determinations in respect of indemnification shall be made by either: (i) a majority vote of a quorum of disinterested directors; (ii) independent legal counsel selected in accordance with the By-laws and at the request of the Board; or (iii) the holders of a majority of the Registrant's stock who at such time are entitled to vote for the election of directors.

     The provisions of the Registrant's Bylaws on indemnification are consistent in all material respects with the laws of the State of Georgia, which authorize indemnification of corporate officers and directors.

     In the event any payments are made to an officer or director by way of indemnity, other than by court order, action of the shareholders or by an insurance carrier, the Registrant must notify its shareholders of such payment and all relevant details in a timely manner and in no event later than 15 months after the date of such payment.

     The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 8.   EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                Description

4(a)                     Aaron Rents, Inc. 1996 Stock Option and
                         Incentive Award Plan

4(b) Amended and Restated Articles of Incorporation of the Registrant (included as Exhibit 3 to the Registrant's Quarterly report on Form 10-Q filed with the Securities and Exchange Commission on March 31, 1996 and incorporated herein by reference)

4(c)                     By-laws of the Registrant (included as
                         Exhibit 2.2 to the Registrant's
                         registration statement on Form 8-A filed with the Securities and Exchange
                         Commission on October 22, 1992 and
                         incorporated herein by reference)

5(a)                     Opinion of Keith C. Groen, Vice
                         President, Legal of Aaron Rents, Inc.

23(a)                    Consent of Keith C. Groen (Included in
Exhibit 5)

23(b)                    Consent of Ernst & Young LLP

24                       Power of Attorney (See Signature Page)

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 5, 1997.


                                   AARON RENTS, INC.



                                   By:/s/ R. Charles Loudermilk
                                       R. Charles Loudermilk, Sr., Chairman of
                                      the Board and President

                        POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints R. Charles Loudermilk, Sr. and Gilbert L. Danielson, and either of them, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities, on August 5, 1997.


                Signature                  Title



/s/ R. Charles Loudermilk, Sr.     Chairman of the Board, Chief
R. Charles Loudermilk, Sr.         Executive Officer and President
                                   (Principal Executive Officer)



/s/ Gilbert L. Danielson           Vice President, Finance, Chief
Gilbert L. Danielson               Financial Officer and Director
                                   (Principal Financial Officer)



/s/ Robert P. Sinclair, Jr.        Controller (Principal
Robert P. Sinclair, Jr.            Accounting Officer)


/s/ Keith C. Groen                 Director
Keith C. Groen



/s/ Robert C. Loudermilk, Jr.      Director
Robert C. Loudermilk, Jr.


/s/ J. Rex Fuqua                   Director
J. Rex Fuqua



/s/ Earl Dolive                    Director
Earl Dolive



/s/ M. Collier Ross                Director
M. Collier Ross


/s/ R. K. Sehgal                   Director
R. K. Sehgal


______________________________     Director
Leo Benatar


/s/ Ingrid Saunders Jones          Director
Ingrid Saunders Jones

                          EXHIBIT INDEX
                                TO
                REGISTRATION STATEMENT ON FORM S-8



Exhibit Number           Description

4(a)                     Aaron Rents, Inc. 1996 Stock Option and
                         Incentive Award Plan

5(a)                     Opinion of Keith C. Groen, Vice
                         President, Legal of Aaron Rents, Inc.

23(a)                    Consent of Keith C. Groen (Included in
                         Exhibit 5)

23(b)                    Consent of Ernst & Young LLP

24                       Power of Attorney (See Signature Page)